Exhibit 22
GUARANTEED SECURITIES

Pursuant to Item 601(b)(22) of Regulation S-K, set forth below are securities issued by NextEra Energy Capital Holdings, Inc. (Issuer) and guaranteed by NextEra Energy, Inc. (Guarantor).

Issued under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999

3.55% Debentures, Series due May 1, 2027
3.50% Debentures, Series due April 1, 2029
2.75% Debentures, Series due November 1, 2029
2.25% Debentures, Series due June 1, 2030
1.90% Debentures, Series due June 15, 2028
1.875% Debentures, Series due January 15, 2027
2.44% Debentures, Series due January 15, 2032
3.00% Debentures, Series due January 15, 2052
4.30% Debentures, Series due 2062
4.625% Debentures, Series due July 15, 2027
5.00% Debentures, Series due July 15, 2032
Series M Debentures due September 1, 2027
4.90% Debentures, Series due February 28, 2028
5.00% Debentures, Series due February 28, 2030
5.05% Debentures, Series due February 28, 2033
5.25% Debentures, Series due February 28, 2053
4.90% Debentures, Series due March 15, 2029
5.25% Debentures, Series due March 15, 2034
5.55% Debentures, Series due March 15, 2054
4.85% Debentures, Series due April 30, 2031
Series N Debentures due June 1, 2029
Series O Debentures due November 1, 2029
4.85% Debentures, Series due February 4, 2028
5.05% Debentures, Series due March 15, 2030
5.30% Debentures, Series due March 15, 2032
5.45% Debentures, Series due March 15, 2035
5.90% Debentures, Series due March 15, 2055
Floating Rate Debentures, Series due February 4, 2028
4.67% Debentures, Series due June 12, 2035
3.83% Debentures, Series due June 12, 2030
4.40% Debentures, Series due March 1, 2031
5.85% Debentures, Series due March 1, 2056
2.989% Debentures, Series due February 10, 2030
3.624% Debentures, Series due February 10, 2034
Series P Debentures due February 15, 2031
Series Q Debentures due February 15, 2034

Issued under the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006

Series B Enhanced Junior Subordinated Debentures due 2066
Series C Junior Subordinated Debentures due 2067
Series L Junior Subordinated Debentures due September 29, 2057
Series M Junior Subordinated Debentures due December 1, 2077
Series N Junior Subordinated Debentures due March 1, 2079
Series O Junior Subordinated Debentures due May 1, 2079
Series P Junior Subordinated Debentures due March 15, 2082
Series Q Junior Subordinated Debentures due September 1, 2054
Series R Junior Subordinated Debentures due June 15, 2054
Series S Junior Subordinated Debentures due August 15, 2055
Series T Junior Subordinated Debentures due August 15, 2055
Series U Junior Subordinated Debentures due June 1, 2085
Series V Junior Subordinated Debentures due May 15, 2056
Series W Junior Subordinated Debentures due May 15, 2056
Series X Junior Subordinated Debentures due February 26, 2056
Series Y Junior Subordinated Debentures due February 26, 2056
Series Z Junior Subordinated Debentures due April 15, 2086